STARTEC GLOBAL COMMUNICATIONS CORPORATION

                           160,000 UNITS CONSISTING OF

                     $160,000,000 12% SENIOR NOTES DUE 2008

             AND WARRANTS TO PURCHASE 200,226 SHARES OF COMMON STOCK

                               PURCHASE AGREEMENT




Lehman Brothers Inc.,                                               May 18, 1998
As Representative of the Initial
  Purchasers named in Schedule I,
Three World Financial Center
New York, New York  10285

Ladies and Gentlemen:

                  Startec Global Communications Corporation, a Maryland corporation (the "Company"), proposes to sell to you (the "Representative") and the other purchasers named in Schedule I hereto (collectively, the "Initial Purchasers") an aggregate of 160,000 units (the "Units"), each consisting of $1,000 principal amount of the Company's 12% Senior Notes due 2008 (the "Notes") and a warrant (all such warrants, in the aggregate, the "Warrants") to purchase
1.25141 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). The Notes will be issued pursuant to an Indenture to be dated as of May 21, 1998 (the "Indenture") between the Company and First Union National Bank, as trustee (the "Trustee"). The Warrants will be issued pursuant to a Warrant Agreement to be dated as of May 21, 1998 (the "Warrant Agreement") between the Company and First Union National Bank, as warrant agent (the "Warrant Agent"). Capitalized terms used but not defined in this Agreement shall have the meaning given to such terms in the Indenture.

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                  The Units will be offered and sold  without  being  registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom.

                  The Initial Purchasers and the Company will enter into a Registration Rights Agreement, to be dated as of the Closing Date (the "Registration Rights Agreement") to be substantially in the form attached hereto as Exhibit A.

                  The holders of the Notes and their direct and indirect transferees will be entitled to the benefits of a Collateral Pledge and Security Agreement, to be dated the Closing Date (the "Pledge Agreement"), from the Company to the Trustee, whereby the Company will deposit with the Trustee an amount in cash or U.S. Government Obligations equal to the required payment of the first six scheduled interest payments on the Notes.

                  In connection with the offer of the Notes, the Company has prepared a preliminary offering memorandum (the "Preliminary Memorandum") and in connection with the sale of the Units will prepare a final offering memorandum (the "Memorandum" and together with the Preliminary Memorandum, the "Offering Documents") setting forth or including a description of the terms of the Notes (and, in the case of the Memorandum, the Units and the Warrants), the terms of the offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included therein.

                  1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with the Initial Purchasers that, as of the date hereof:

                  (a) The Preliminary Memorandum as of its date did not, and the Memorandum at the date hereof, does not,

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
         and at the Closing Date (as defined), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in the Offering Documents based upon information furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein. No order preventing the use of any of the Offering Documents, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act of 1933 or any state securities or blue sky laws has been issued.

                  (b) Assuming (i) that the representations and warranties of the Initial Purchasers in Sections 3 and 6 hereof are true and correct and (ii) compliance by the Initial Purchasers with the covenants set forth in Sections 3 and 6 hereof, it is not required by applicable law or regulation in connection with the offer, sale and delivery of the Units to you in the manner contemplated by this Agreement and the Memorandum to register the Units, Notes or Warrants under the Securities Act or to qualify the Indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (c) The Company,  and each of the  subsidiaries of the Company has been duly organized and is validly existing and in good standing under the laws of their respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where

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
         the failure to be so qualified would not reasonably be expected to have a material adverse effect on the consolidated financial position, stockholder's equity, results of operations, business or property of the Company and the subsidiaries of the Company taken as a whole (a "Material Adverse Effect"), and each has all power and authority necessary to own or hold its respective properties and to conduct the business in which it is engaged.

                  (d) The Company has an authorized capitalization as set forth in the Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Memorandum; all of the issued shares of capital stock of each subsidiary of the Company (the "Equity Interests") have been duly and validly authorized and issued and are fully paid and nonassessable and the Equity Interests are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (e) The Warrant Agreement has been duly authorized and, when duly executed and delivered by the proper officers of the Company
         (assuming due execution and delivery by the Warrant Agent) and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) where the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and

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
         principles and to the discretion of the court before which the proceedings may be brought and (iii) where rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

                  (f) The Warrants have been duly authorized and, when duly executed, countersigned and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be (x) valid and binding obligations of the Company enforceable in accordance with their terms, except (i) where the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally and (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought, and (y) entitled to the benefits of the Warrant Agreement. The shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") have been duly reserved for issuance by the Company and, upon the exercise of the Warrants and receipt by the Company of the exercise price payable upon such exercise, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of preemptive or similar rights.

                  (g) The Indenture has been duly authorized and, when duly executed and delivered by the proper officers of the Company (assuming due execution and delivery by the Trustee) and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) where the enforceability thereof may be limited by bankruptcy, insolvency,

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
         reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and (iii) for the waiver of rights and defenses contained in Sections 111 and 514 of the Indenture.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Initial Purchasers, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) where the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and (iii) where rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

                  (i) The Registration Rights Agreement has been duly authorized by the Company, and when duly executed and delivered by the Company (assuming due execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except
         (i) where the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and
         (iii) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

                  (j) The Pledge Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company (assuming due execution and delivery by the Trustee and the Securities Intermediary, as defined in the Pledge Agreement), will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) where the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and (iii) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy; and upon the Closing Date, the pledge of Collateral (as defined in the Pledge Agreement) securing the payment of the Obligations (as defined in the Pledge Agreement) for the benefit of the Trustee and the holders of the Notes will constitute a first priority perfected security interest in such Collateral, enforceable against all creditors of the Company and any persons purporting to purchase any of the Collateral from the Company.

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
                  (k) The Notes have been duly authorized and, when duly executed, authenticated and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be (x) valid and binding obligations of the Company enforceable in accordance with their terms, except (i) where the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought, and (iii) for the waiver of rights and defenses contained in Sections 111 and 514 of the Indenture and (y) entitled to the benefits of the Indenture and the Registration Rights Agreement.

                  (l) The Exchange Notes have been duly authorized and, when executed, authenticated and delivered to the holders of Notes who acquire such Exchange Notes pursuant to the Exchange Offer contemplated by the Registration Rights Agreement, will be (x) valid and binding obligations of the Company enforceable in accordance with their terms, except (i) where the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought, and (iii) for the waiver of rights and defenses contained in Sections 111 and 514 of the Indenture and (y) entitled to the benefits of the Indenture.

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
                  (m) The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Indenture, the Pledge Agreement, the Warrant Agreement, the Warrants, the Notes and the Exchange Notes, and the consummation by the Company of the transactions contemplated herein (the "Transactions"), (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the subsidiaries of the Company is a party or by which the Company or any of the subsidiaries of the Company is bound or to which any of the properties or assets of the Company or any of the subsidiaries of the Company is subject, other than those agreements identified on Schedule 1(m) hereto with respect to which the Company has obtained or will prior to the Closing obtain waivers or consents to the extent necessary to permit the consummation of the transactions contemplated hereby and by the Warrant Agreement and the Registration Rights Agreement, (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any of the subsidiaries of the Company, (iii) will not result in any violation of any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of the subsidiaries of the Company or any of their properties or assets and
         (iv) except for such consents, approvals, authorizations, registrations or qualifications as may be required (x) under applicable state securities laws in connection with the purchase and sale of the Units, Notes and Warrants by the Initial Purchasers, or (y) under applicable federal or state securities laws in connection with the delivery of the Exchange Notes pursuant to the Exchange Offer, or the registration of the Notes or Exchange Notes pursuant to any Shelf

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         Registration   Statement,   in  each  case  as   contemplated   by  the
         Registration Rights Agreement, or in connection with the Warrant Registration Statement contemplated by the Warrant Agreement, will not require any consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body; provided, however, that the Company shall not be in breach of this representation where, with respect to clauses (i), (iii) and (iv) of this paragraph, such conflicts, breaches, violations, defaults or failures to make or obtain any consent, approval, qualification, authorization or order to make such filing or registration would not have a Material Adverse Effect.

                  (n) None of the Company or any of the subsidiaries of the Company has sustained, since the date of the latest quarterly financial statements included in the Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of the subsidiaries of the Company except as set forth in the Memorandum, or any Material Adverse Effect, or any development or circumstances which could reasonably be expected to result in a Material Adverse Effect.

                  (o) The financial statements (including the related notes) included in the Offering Documents present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except that the unaudited financial statements may be subject to normal

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         year-end adjustments). The other financial and statistical data related to the Company set forth in the Offering Documents (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The industry, customer and statistical data and estimates included in the Memorandum are based on or derived from sources that the Company believes are reliable and accurate in all material respects.

                  (p) Arthur Andersen LLP, who have certified certain financial statements of the Company, whose report is included in the Memorandum and who have delivered the initial letter referred to in Section 8(g) hereof, are independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations") during the periods covered by the financial statements on which they reported contained in the Memorandum.

                  (q) The Company and each of the subsidiaries of the Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, license applications and licenses ("Intellectual Property") which are necessary for the conduct of their respective businesses and has no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any Intellectual Property or related rights of others, except as set forth in the Memorandum or where (i) the failure to own or possess adequate rights to use such Intellectual Property or (ii) such conflicts, if any, would not have a Material Adverse Effect.

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
                  (r) The Company and each of the subsidiaries of the Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each of the subsidiaries of the Company, and all real property and buildings held under lease by the Company and each of the subsidiaries of the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and each of the subsidiaries of the Company.

                  (s) There are no legal or governmental proceedings pending to which the Company or any of the subsidiaries of the Company is a party or of which any property or asset of the Company or any of the subsidiaries of the Company is the subject which, if determined adversely to the Company or any of the subsidiaries of the Company, could reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others that are required to be disclosed in the Memorandum which are not so disclosed.

                  (t) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be disclosed in the Memorandum which is not so disclosed.

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
                  (u) Since the date as of which information is given in the Memorandum through the date hereof, and except as may otherwise be disclosed in the Memorandum, the Company has not (i) issued or granted any securities, other than in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or stock purchase plan, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on capital stock.

                  (v) None of the Company or any of the subsidiaries of the Company (i) is in violation of its charter or by-laws (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any time period, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, including, without limitation, operating agreements, except where it would not reasonably be expected to have a Material Adverse Effect, or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or assets or to the conduct of its business, except where it would not reasonably be expected to have a Material
         Adverse Effect.

                  (w) None of the Company or any of the subsidiaries of the Company, or, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the subsidiaries of the Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (x) None of the Company or any subsidiary of the Company is an "investment company" within the meaning of such term under the
         Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Investment Company Act").

                  (y) None of the Company or any of the affiliates of the Company (each, as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") has directly, or through any agent (other than the Initial Purchasers in connection with this Agreement),
         (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities
         Act) which is or will be integrated with the sale of the Units, the Notes or the Warrants in a manner that would require the registration under the Securities Act of the Units, the Notes or the Warrants, or
         (ii) engaged or will engage in any form of general solicitation or general

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
         advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Units, the Notes and the Warrants, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (z) None of the Company, the Affiliates or any person acting on its or their behalf (other than the Initial Purchasers in connection with this Agreement) has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Units, the Notes or the Warrants and each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers in connection with this Agreement) has complied and will comply with the offering restrictions requirement of Regulation S.

                  (aa) Other than as disclosed in the Offering Documents, no holder of any security of the Company or any of its subsidiaries will have, as of the Closing Date, any right to require registration of any security of the Company or any of its subsidiaries, other than those agreements identified on Schedule 1(m) hereto with respect to which the Company has obtained or prior to the Closing will obtain waivers or consents permitting the consummation of the transactions contemplated by the Registration Rights Agreement and the Warrant Agreement without participation of any holders of rights thereto.

                  (ab) Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any dispute threatened, in each case which would have a Material Adverse Effect.

                  (ac) Neither the Company nor any of its subsidiaries has violated any safety or similar law applicable to its business, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such instances of noncompliance that, either singly or in the aggregate would not have a Material Adverse Effect.

                  (ad) The Company and each of its subsidiaries is in compliance with all applicable existing federal, state, local and foreign laws and regulations (collectively, "ENVIRONMENTAL LAWS") relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as defined below), except for such instances of noncompliance that, either singly or in the aggregate, would not have a Material Adverse Effect. The term "HAZARDOUS MATERIAL" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. To the knowledge of the Company, there is no alleged or potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any of its subsidiaries arising out of, based on, or resulting from (A) the presence or release into the environment of any Hazardous Material at any location currently or previously owned by the Company or any of its subsidiaries or at any location currently or previously used or leased by the Company or any of its subsidiaries, or (B) any violation or alleged violation of any Environmental Law, except, in each case, alleged or potential liabilities that, singly or in the aggregate, would not have a Material Adverse Effect.

                  (ae) All income tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed, and all taxes (including, but not limited to, withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from any taxing authority) shown to be due on such returns have been paid other than those (i) being contested in good faith and for which adequate reserves have been provided, or (ii) currently payable without penalty or interest.

                  (af) Except as, singly or in the aggregate, would not have a Material Adverse Effect, (i) the Company and its subsidiaries, have (A) such permits, licenses, franchises and authorizations of governmental or regulatory authorities (federal, foreign, state or local) ("PERMITS") as are necessary to own, lease and operate their properties and to conduct their businesses as presently conducted, and (B) fulfilled and performed all of their material obligations with respect to the Permits, and (ii) no event has occurred that would allow, or after notice or lapse of time would allow, revocation or termination of any Permit or that would result in any other material impairment of the rights granted to the Company or any of its subsidiaries under any Permit, and the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any Permit.

                  (ag) The Company and its subsidiaries maintain adequate insurance for their businesses and the value of their properties and all such insurance is outstanding and in force as of the date hereof.

                  (ah) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                  (ai) When the Units are issued and delivered pursuant to this Agreement, the Units, Notes and Warrants will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                  (aj) Assuming (i) that the representations and warranties of the Initial Purchasers in Sections 3 and 6 hereof are true, and (ii) compliance by the Initial Purchaser with their covenants set forth in Sections 3 and 6 hereof, the purchase and resale of the Units pursuant hereto is exempt from the registration requirements of the Securities Act.

                  (ak) The execution and delivery of this Agreement, the Registration Rights Agreement, the Indenture, the Pledge Agreement and the Warrant Agreement and the sale of the Units to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Documents under the section entitled "Notice to Investors."

                  (al) The Company understands that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant hereto, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Company hereby consents to such reliance.

                  2. Purchase of the Units by the Initial Purchasers. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions hereinafter set forth, the Company agrees to sell to the Initial Purchasers and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the respective number of Units set forth in
Schedule I hereto opposite their names at a purchase price of $970 per Unit.

                  (b) The Company shall not be obligated to deliver any of the Units, except upon payment for all of the Units to be purchased as hereinafter provided.

                  3. Sale and Resale of the Units by the Initial Purchasers. (a) You have advised the Company that you propose to offer the Units for resale upon the terms and conditions set forth in this Agreement and in the Memorandum. You hereby represent and warrant to, and agree with, the Company that you (i) are purchasing the Units pursuant to a private sale exempt from registration under the Securities Act, (ii) will not solicit offers for, or offer or sell, the Units by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) will solicit offers for the Units only from, and will offer, sell or deliver the Units, as part of their initial offering, only to (A) in the case of offers inside the United States, persons whom you reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to you that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule 144A, and (B) in the case of offers outside the United States, to persons other than U.S. persons (as defined in Regulation S) in accordance with Rule 903 of Regulation S.

                  (b) In connection with the transactions described in subsection (a)(iii)(B) of this Section 3, you have offered and sold the Units, and will offer and sell the Units, (i) as part of your distribution at any time and (ii) otherwise until the expiration of the applicable "distribution compliance period" (as defined in Regulation S) (the "Restricted Period"), only in accordance with Rule 903 of Regulation S and that you will not engage in hedging transactions with respect to the equity securities comprising part of the Units unless conducted in compliance with the Securities Act. Accordingly, the Initial Purchasers represent and agree that, with respect to the transactions described in subsection (a)(iii)(B) of this Section 3, neither they, nor any of their Affiliates, nor any person acting on their behalf has engaged or will engage in any directed selling efforts with respect to the Units, and that they have complied and will comply with the offering restrictions of Regulation S. The Initial Purchasers agree that, at or prior to the confirmation of sale of the Units pursuant to subsection (a)(iii)(B) of this Section 3, they shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Units, Notes or Warrants from the Initial Purchasers during the Restricted Period, a confirmation or notice to substantially the following effect:

         The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and (A) may not be offered or sold within the United States or to, or for the account or benefit of U.S. Persons (i) as part of their distribution at any time or (ii) otherwise until the expiration of the applicable "distribution compliance period", except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption, including Regulation S or Rule 144A under the Securities Act, and (B) hedging transactions with respect to the equity securities constituting part of the Units may not be conducted during the applicable distribution compliance period except in accordance with the Securities Act. The terms used above have the meaning given to them by Regulation S.

                  (c) (i) You have not offered or sold and will not offer or sell any Units to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers or Securities Regulations 1995 (the "Regulations"); (ii) you have complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by you in relation to the Units in, from or otherwise involving the United Kingdom; and (iii) you have only issued or passed on and will only issue or pass on in the United Kingdom any document received by you in connection with the issuance of the Units to a person who is of a kind described in Section 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                  (d) The Initial Purchasers understand that the Company, and for purposes of the opinions to be delivered to the Initial Purchasers pursuant hereto, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

                  4. Delivery of and Payment for the Units. (a) Payment of the purchase price for, and delivery of, the Units shall be made at the offices of Weil, Gotshal & Manges LLP, New York, New York or at such other place as shall be agreed upon by the Company and you, at 9:30 a.m. (New York time), on May 21, 1998 or at such other time or date as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Date").

                  (b) On the Closing Date, payment for the Units shall be made in immediately available funds by wire transfer to such account as the Company shall specify prior to the Closing Date or by such means as the parties hereto shall agree prior to the Closing Date against delivery to you of the certificates evidencing the Notes and Warrants that collectively comprise the Units. Upon delivery, the Notes and Warrants shall be in definitive form and registered in such names and in such denominations as you shall request in writing not less than two full Business Days prior to the Closing Date. The certificates evidencing the Notes and Warrants shall be delivered to you on the Closing Date for the respective accounts of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Units to the Initial Purchasers duly paid, against payment of the purchase price therefor.
For the purpose of expediting the checking and packaging of certificates evidencing the Units, the Company agrees to make such certificates available for inspection not later than 2:00 P.M. on the Business Day prior to the Closing Date.

                  5. Further Agreements of the Company. The Company further agrees:

                  (a) To furnish to you, without charge, during the period referred to in paragraph (c) below, as many copies of the Memorandum and any supplements and amendments thereto as you may reasonably request.

                  (b) Prior to making any amendment or supplement to the Memorandum, the Company shall furnish a copy thereof to the Initial Purchasers and counsel to the Initial Purchasers and will not effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period of review, which shall not in any case be longer than three Business Days after receipt of such copy.

                  (c) If, at any time prior to completion of the distribution of the Units by you to purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for you or counsel for the Company, to amend or supplement the Memorandum in order that the Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Memorandum, as so amended or supplemented, will comply with applicable law and to furnish you such number of copies as you may reasonably request.

                  (d) So long as the Units, Notes or Warrants are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to furnish to holders of the Units, Notes and Warrants and prospective purchasers of the Units, Notes and Warrants designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (e) For a period of five years following the date of the Memorandum to furnish to the Initial Purchasers copies of all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which securities of the Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

                  (f)  Promptly  from  time to time to take  such  action as the
         Initial Purchasers may reasonably request to qualify the Units, Notes and Warrants for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, Notes and Warrants; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, Notes and Warrants, in any jurisdiction where it is not now so subject. In each jurisdiction in which the Units, Notes and Warrants have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement. The Company will also supply the Initial Purchasers with such information as is necessary for the determination of the legality of the Units, Notes and Warrants for investment under the laws of such jurisdictions as the Initial Purchasers may reasonably request.

                  (g) Not to offer, sell, contract to sell or otherwise dispose of any additional securities of the

         Company substantially similar to the Units, Notes and Warrants (but not including the Exchange Notes (as defined in the Registration Rights Agreement)) or any securities convertible into or exchangeable for or that represent the right to receive any such similar securities, other than either the Units, Notes and Warrants to be sold hereunder or securities issued upon conversion, exchange or exercise of securities outstanding on the date of this Agreement, without the consent (which consent shall not be unreasonably withheld) of the Initial Purchasers during the period beginning from the date of this Agreement and continuing for 180 days following the Closing Date.

                  (h) To use its best efforts to permit the Units, Notes and Warrants to be designated Private Offerings, Resales and Trading through Automated Linkages Market ("PORTAL") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Units, Notes and Warrants to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

                  (i) Except following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement) and the Warrant Registration Statement (as defined in the Warrant Agreement), not to, and will cause its respective Affiliates not to, solicit any offer to buy or offer to sell the Units, Notes and Warrants by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (j) Not to, and will cause its respective Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Units, Notes and Warrants in a manner that would require the registration under the Securities Act of the Units, Notes and Warrants.

                  (k) To use reasonable best efforts to ensure that none of the Company or any subsidiary of the Company shall become an "investment company" within the meaning of such term under the Investment Company Act.

                  (l) None of the Company, the Affiliates of the Company or any person acting on its or their behalf (other than the Initial Purchasers in connection with this Agreement) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Units, Notes and Warrants, and each of the Company and the Affiliates of the Company and each person acting on its or their behalf (other than the Initial Purchasers in connection with this Agreement) will comply with the offering restrictions of Regulation S.

                  (m) The Company shall use its reasonable best efforts to cause the Warrant Shares to be admitted for quotation in the Nasdaq Stock Market.

                  6. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a Qualified Institutional Buyer. Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer to sell, the Units, Notes and Warrants by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and
(ii) it will solicit offers for such Units, Notes and Warrants only from, and will offer such Units, Notes and Warrants only to, persons that it reasonably believes to be, in the case of offers inside the United States, Qualified Institutional Buyers and (B) in the case of offers outside the United States, persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing such Units, Notes and Warrants are deemed to have represented and agreed as provided in the Memorandum in the section entitled "Notice to Investors."

                  (b)  Each  Initial  Purchaser,   severally  and  not  jointly,
represents, warrants and agrees with respect to offers and sales outside the United States that:

                      (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Units, Notes and Warrants, or possession or distribution of either the Preliminary Memorandum or the Memorandum or any other offering or publicity material relating to the Units, Notes and Warrants, in any country or jurisdiction where action for that purpose is required;

                     (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Units, Notes and Warrants or has in its possession or distributes either the Preliminary Memorandum or the Memorandum or any such other material, in all cases at its own expense;

                    (iii) the Units, Notes and Warrants have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act;

                     (iv) such Initial Purchaser has offered the Units, Notes and Warrants and will offer and sell the Units, Notes and Warrants (A) as part of their distribution at any time and (B) otherwise until the expiration of the applicable "distribution compliance period" (as defined in Regulation S), only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act. Accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Units, Notes and Warrants, and any such Initial Purchaser, its Affiliates and any such persons has complied and will comply with the requirements of Regulation S, including the requirement that it will not conduct hedging transactions with respect to the equity securities constituting part of the Units during the applicable distribution compliance period except in compliance with the Securities Act; and

                      (v) such Initial Purchaser has (A) not offered or sold and will not offer or sell any Units, Notes and Warrants to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Units, Notes and Warrants in, from or otherwise involving the United Kingdom; and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Units, Notes and Warrants to a person who is of a kind described in Section 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

Terms used in this Section 6 have the meanings given to them by Regulation S.

                  7. Expenses. The Company agrees to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the costs incident to the authorization, issuance, sale and delivery of the Units, Notes and Warrants and any taxes payable in that connection; (ii) the costs incident to the preparation of the Offering Documents and any amendments or supplements thereto; (iii) the fees and disbursements of the Company's counsel and accountants and the Trustee and Warrant Agent and their counsel; (iv) the qualification of the Units, Notes and Warrants under securities or Blue Sky laws, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda; (v) the printing and delivery to the Initial Purchasers in quantities as hereinabove stated of copies of the Memorandum and any amendments or supplements thereto; (vi) the fees and expenses, if any, incurred in connection with the admission of the Units, Notes and

Warrants for trading in PORTAL or any other appropriate market system; (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Units, Notes and Warrants; and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder.

                  8. Conditions to the Initial Purchasers' Obligations. The obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its respective obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Memorandum or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Rights Agreement, the Pledge Agreement, the Indenture, the Notes, the Warrant Agreement, the Warrants, the Memorandum and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (c) Schnader, Harrison Segal & Lewis LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

                  (d) Kelley, Drye & Warren LLP shall have furnished to the Initial Purchasers its written opinion, as regulatory counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

                  (e) You shall have received on the date hereof and the Closing Date a letter, dated the date hereof and the Closing Date, as the case may be, in form and substance reasonably satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information, including the financial information contained or incorporated by reference in the Memorandum as identified by you.

                  (f) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of the President or a Vice President of the Company and the Treasurer or Chief Financial Officer stating that:

                              (i) The representations, warranties and agreements
                         of the Company in Section 1 hereof are true and correct as of the Closing Date and the Company has complied with all its agreements contained herein;

                              (ii) (A) None of the Company or any of the subsidiaries of the Company has sustained, since the date of the latest quarterly financial statements included in the Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; or (B) since such date there has not been any change in the capital stock or long-term debt of the Company or any of the subsidiaries of the Company, except as set forth in the Memorandum; or (C) any Material Adverse Effect, or any development or circumstance which could reasonably be expected to result in a Material Adverse Effect; and

                              (iii) They have  carefully  examined  the Offering
                         Documents and, in their opinion (A) none of the Offering Documents, as of its date and as of the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of the Memorandum, no event has occurred which was required under the Securities Act to have been set forth in a supplement or amendment to the Memorandum.

                  (g) (i) None of the Company or any of the subsidiaries of the Company shall have sustained, since the date of the latest audited financial statements included in the Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of the subsidiaries of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the subsidiaries of the Company taken as a whole, otherwise than as set forth or contemplated in the Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Units, Notes and Warrants on the terms and in the manner contemplated in the Memorandum.

                  (h) The Initial Purchasers shall have received on the Closing Date the Registration Rights Agreement executed by the Company.

                  (i) Each of the Company and the Trustee shall have executed and delivered the Notes, the Indenture and the Pledge Agreement on or prior to the Closing Date.

                  (j) Each of the Company and the Warrant Agent shall have executed and delivered the Warrants and the Warrant Agreement on or prior to the Closing Date.

                  (k) The Initial Purchasers shall have received from Weil, Gotshal & Manges LLP, counsel to the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  9. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Initial Purchaser, its officers, directors and agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units, Notes and Warrants), to which such Initial Purchaser, officer, director or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Memorandum, the Memorandum or in any amendment or supplement thereto or (B) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Units, Notes and Warrants under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission  or  alleged  omission  to state  in the  Preliminary  Memorandum,  the
Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Initial Purchaser in connection with, or relating in any manner to, the Units, Notes and Warrants or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted solely from any such act or failure to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or wilful misconduct), and shall reimburse each Initial Purchaser and each such officer, director or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, officer, director or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred upon written submission to the Company of documentation evidencing such incurrence; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Memorandum or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information concerning such Initial Purchaser furnished to the Company by or on behalf of any Initial Purchaser specifically for inclusion therein; provided, further, that the Company shall not be liable to any Initial

Purchaser under the indemnity agreement in this paragraph (a) with respect to the Preliminary Memorandum to the extent that any such loss, claim, damage or liability of such Initial Purchaser results from the fact that such Initial Purchaser sold Units, Notes and Warrants to a person as to whom it is established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Memorandum, or of the Memorandum as then amended or supplemented, in any case where such delivery is required by the Act if the Company has previously furnished copies thereof in sufficient quantity to such Initial Purchaser and the loss, claim, damage or liability of such Initial Purchaser results from an untrue statement or omission of a material fact contained in the Preliminary Offering Memorandum which was identified at such time to such Initial Purchaser and corrected in the Memorandum or in the Memorandum as then amended or supplemented. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Initial Purchaser or to any officer, director or controlling person of that Initial Purchaser.

                  (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Memorandum, the Memorandum or in any amendment or supplement thereto or (B) any Blue Sky Application or (ii) the omission or alleged omission to state in the Preliminary Memorandum, the Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in the case of clauses (i) and (ii) only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information concerning such Initial Purchaser furnished to the Company or the Trustee by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person promptly on demand for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company or any such director, officer or controlling person.

                  (c) Promptly after receipt by an indemnified  party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent the indemnifying party has been materially prejudiced by such failure and provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Section 9(a) or (b) hereof. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ separate counsel to represent jointly the indemnified party and its respective directors, officers and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 9 if such indemnified party shall have been advised in writing that the representation of such indemnified party and those directors, officers, and controlling persons by the same counsel would be inappropriate under applicable standards of professional conduct due to actual differing interests between them, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. It is understood that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm (in addition to local counsel in each jurisdiction) for all indemnified parties in connection with any proceeding or related proceedings. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment in favor of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment in accordance with this Section 9.

                  (d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting commissions and discounts received by the Initial Purchasers with respect to the Units purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, in each case as set forth in the table on the cover page of the Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Company and the Initial Purchasers agrees that it would not be just and equitable if contribution pursuant to this Section 9(d) were to be determined by pro rata allocation (even if either the Initial Purchasers or the Company, as the case may be, were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, subject to limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Initial Purchaser shall be required to indemnify or contribute any amount in excess of the amount by which the proceeds received by the Initial Purchasers from an offering of the Units exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Initial Purchasers' obligations to contribute as provided in this
Section 9(d) are several in proportion to their respective underwriting obligations and not joint.

                  (e) Each of the Initial  Purchasers  confirms  and the Company
acknowledges   that  (i)  the  last  paragraph  on  the  cover  page,  (ii)  the stabilization legend on page (iv) and (iii) the fifth paragraph, the sixth paragraph, the seventh, the ninth and the first two sentences of the eleventh paragraph under the caption "Plan of Distribution" constitute the only information concerning the Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Memorandum.

                  10. Default by Any Initial Purchaser. If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Units which it or they have agreed to purchase hereunder on such date and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units to be purchased on such date and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case, either you, on the one hand, or the Company, on the other hand, shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Memorandum or in any other documents or arrangements that may be effected. If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Units which it or they have agreed to purchase hereunder on such date and the aggregate number of Units with respect to which such default occurs is less than one-tenth of the aggregate number of Units to be purchased on such date then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the number of Units which such Initial Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the total number of Units which such Initial Purchaser agreed to purchase hereunder) of the Units of such defaulting Initial Purchaser or Initial Purchasers. The term "Initial Purchaser," as used in this Agreement, shall include any person substituted for a defaulting Initial Purchaser pursuant to this Section 10 with like effect as if such person had originally been a party to this Agreement, with respect to the Units. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

                  11. Termination. The obligations of the Initial Purchasers hereunder may be terminated by them by notice given to and received by the Company prior to delivery of and payment for the Units if, prior to that time,
(i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or New York State authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Memorandum.

                  12. Reimbursement of Initial Purchaser's Expenses. If the sale of Units provided for herein is not consummated because (i) any condition to the obligations of the Initial Purchasers set forth in Section 8 hereof is not satisfied in any material respect or (ii) of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof in any material respect other than by reason of a default by the Initial Purchasers, the Company shall reimburse the Initial Purchasers for the reasonable fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Units, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers. Notwithstanding the foregoing, if this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Initial Purchaser except as provided in Sections 7 and 9 hereof.

                  13. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a)      if to the Initial Purchasers, shall be
delivered or sent by mail or facsimile transmission to:

                  Lehman Brothers Inc.
                  Three World Financial Center
                  New York, New York  10285
                  Attention:  Syndicate Department
                  (Fax:  212-528-6395); and

                  Goldman, Sachs & Co.
                  85 Broad Street
                  New York, New York 10004

                  Attention:  Registration Department
                  (Fax: 212-357-1557); and

                  ING Baring (U.S.) Securities, Inc.
                  230  Park Avenue
                  New York, New York  10169
                  Attention:  Syndicate Department
                  (Fax: 212-808-2733); and

                  (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Memorandum, Attention: Chief Financial Officer (Fax: 301-365-1744).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

                  14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, and their respective successors. The term "successor" shall not include a purchaser, in its capacity as such, of the Units, Notes or Warrants from the Initial Purchasers. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and directors of the

Initial Purchasers and the person or persons, if any, who control the Initial Purchasers within the meaning of Section 15 of the Securities Act and (y) the representations, warranties, indemnities and agreements of the Initial Purchasers contained in this Agreement shall be deemed to be for the benefit of directors and officers of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  15. Survival. The respective indemnities, representations, warranties and agreements of the Company, on the one hand, and the Initial Purchasers, on the other hand, contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  16. Definition of the Term "Business Day." For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

                  17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                         Very truly yours,

                                         STARTEC GLOBAL COMMUNICATIONS
                                         CORPORATION


                                         By: ___________________________________
                                             Name:
                                             Title:

Accepted, May 18, 1998

LEHMAN BROTHERS INC.

Acting  severally on behalf of itself
and the other Initial Purchasers
named in Schedule I hereto.

By: Lehman Brothers Inc.


By: ___________________________
    Name:
    Title:

                                   SCHEDULE I

                                                      Number of Units
                        Initial Purchaser             To Be Purchased
                        -----------------             ---------------


           Lehman Brothers Inc............................  96,000

           Goldman, Sachs & Co............................  48,000

           ING Baring (U.S.) Securities, Inc. ............  16,000
                                                            ------

                                            Total......... 160,000
                                                           =======

                                                                       EXHIBIT A




                 [INSERT COPY OF REGISTRATION RIGHTS AGREEMENT]

                                                                       EXHIBIT B

                           FORM OF OPINION OF COUNSEL
                                 TO THE COMPANY
                    TO BE DELIVERED PURSUANT TO SECTION 8(c)


(i) The Company and each of the subsidiaries of the Company have been duly formed and are validly existing as corporations, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all corporate power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged as described in the Memorandum;

                  (ii) The Company has an authorized capitalization as set forth in the Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Memorandum; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, to such counsel's knowledge after due inquiry, free and clear of all liens, encumbrances or claims;

                  (iii) To such counsel's knowledge after due inquiry, there are no legal or governmental proceedings pending to which the Company or any of the subsidiaries of the Company is a party or of which any property or assets of the Company or any of the subsidiaries of the Company is the subject which could reasonably be expected to have a Material Adverse Effect on the Company and the subsidiaries of the Company, taken as a whole, or on the power or ability of the Company to perform its obligations under the Purchase Agreement, the Indenture, the Notes, the Pledge Agreement, the Warrant Agreement, the Warrants or the Registration Rights Agreement or to consummate the transactions contemplated by the
Memorandum; and, to such counsel's knowledge after due inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (iv) The Memorandum and any further amendments or supplements thereto made by the Company prior to the Closing Date (other than the financial statements, related schedules, notes and auditors' reports thereon and other financial, accounting and statistical data and information contained therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                  (v) To such counsel's knowledge after due inquiry, there are no contracts or other documents which are required to be described in the Memorandum by the Securities Act or by the Rules and Regulations which have not been described in the Memorandum;

                  (vi) To such counsel's knowledge after due inquiry, there are no statutes or regulations (other than those related to telecommunications regulations, as to which such counsel need express no opinion) that are required to be described in the Offering Memorandum that are not described as required.

                  (vii) The Indenture has been duly authorized and, when duly executed and delivered by the proper officers of the Company (assuming due execution and delivery by the Trustee) and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) where the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and (iii) for the waiver of rights and defenses contained in Sections 111 and 514 of the Indenture.

                  (viii) The Registration Rights Agreement has been duly authorized by the Company, and when duly executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) where the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and (iii) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

                  (ix) The Pledge Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) where the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and
(iii) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy; and upon the Closing Date, the pledge of Collateral (as defined in the Pledge Agreement) securing the payment of the Obligations (as defined in the Pledge Agreement) for the benefit of the Trustee and the holders of the Notes will constitute a first priority perfected security interest in such Collateral, enforceable against all creditors of the Company and any persons purporting to purchase any of the Collateral from the Company;

                  (x) The Notes have been duly authorized and, when executed, authenticated and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be (x) valid and binding obligations of the Company enforceable in accordance with their terms, except
(i) where the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought, and
(iii) for the waiver of rights and defenses contained in Sections 111 and 514 of the Indenture and (y) entitled to the benefits of the Indenture and the Registration Rights Agreement.

                  (xi) The Exchange Notes have been duly authorized and, when executed, authenticated and delivered to the holders of Notes who acquire such Exchange Notes pursuant to the Exchange Offer contemplated by the Registration Rights Agreement, will be (x) valid and binding obligations of the Company enforceable in accordance with their terms, except (i) where the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought, and (iii) for the waiver of rights and defenses contained in Sections 111 and 514 of the Indenture and (y) entitled to the benefits of the Indenture.

                  (xii) The Warrant Agreement has been duly authorized and, when duly executed and delivered by the proper officers of the Company (assuming due execution and delivery by the Warrant Agent) and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) where the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and (iii) where rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

                  (xiii) The Warrants have been duly authorized and, when executed, countersigned and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be (x) valid and binding obligations of the Company enforceable in accordance with their terms, except (i) where the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, and (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and (y) entitled to the benefits of the Warrant Agreement. The shares of Common Stock initially issuable upon exercise of the Warrants (the "Warrant Shares") have been duly reserved for issuance by the Company and, upon the exercise of the Warrants and receipt by the Company of the exercise payable upon such exercise, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of preemptive or similar rights.

                  (xiv) The Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) where the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) where the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and (iii) where rights to indemnity and contribution hereunder may be limited by applicable law and public policy;

                  (xv) The issue and sale of the Units being delivered on the Closing Date by the Company, the issue and sale of the Exchange Notes, the compliance by the Company with all of the provisions of the Purchase Agreement, the Registration Rights Agreement, the Pledge Agreement, the Warrant Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby, will not result in a material breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on Schedule B hereto, which schedule includes all such material agreements and instruments known to such counsel to which the Company or any of the subsidiaries of the Company is a party or by which the Company or any of the subsidiaries of the Company is bound or to which any of the property or assets of the Company or any of the subsidiaries of the Company is subject (the "Material Agreements"), which breach or default, as the case may be, is reasonably likely to have a Material Adverse Effect, (ii) nor will such actions result in any violation of the provisions of (A) the charter, by-laws, limited liability company agreement, limited partnership agreement or operating agreement of the Company or any of the subsidiaries of the Company or (B) to counsel's knowledge, any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body of the United States, the State of New York, the State of Maryland, or established pursuant to the Delaware General Corporation Law having jurisdiction over the Company or any of the subsidiaries of the Company or any of their properties or assets; except for such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Units by the Initial Purchasers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Purchase

Agreement by the Company and the consummation by the Company of the transactions contemplated thereby;

                  (xvi) To the knowledge of counsel after due inquiry, none of the Company or any of the subsidiaries of the Company (i) is in violation of its charter or by-laws (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any time period, covenant or condition contained in any Material Agreement, except where it would not reasonably be expected to have a Material Adverse Effect, or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or assets or to the conduct of its business, except where it would not reasonably be expected to have a Material Adverse Effect;

                  (xvii) Except as set forth in the Memorandum, to such counsel's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company, on the one hand, and any person, on the other hand, granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                  (xviii) None of the Company or any of the subsidiaries of the Company is required to register as an "investment company" or an entity "controlled" by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended;

                  (xix) The statements under the captions "Certain Relationships and Related Transactions," "Description of Units," "Description of Notes," "Description of Warrants", "Exchange Offer and Registration Rights" and "Description of Capital Stock" in the Memorandum, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are correct in all material respects;

                  (xx) Such counsel is of the opinion that the statements in the Memorandum under the caption "Certain United States Federal Income Tax Considerations" are accurate in all material respects and fairly summarize the matters referred to therein; and

                  (xxi) Based upon the representations, warranties, and agreements of the Company in Sections 1(w), 1(x), 5(h), 5(i), 5(j) and 5(l) of the Purchase Agreement and of the Initial Purchasers in Section 6 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Units to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Units by the Initial Purchasers in accordance with Section 6 of the Purchase Agreement to register the Units, Notes and Warrants under the Securities Act of 1933, it being understood that no opinion is expressed as to any subsequent resale of any security.

                  In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the State of Maryland. Such counsel shall also have furnished to the Initial Purchasers a written statement, addressed to the Initial Purchasers and dated such Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that (x) in connection with the preparation of the Memorandum, such counsel have participated in conferences with certain officers and directors of the Company, the independent public accountants of the Company and other representatives of the Company, at which the contents of the Memorandum and related matters were discussed, and (y) based on such participation, no facts have come to the attention of such counsel which lead them to believe that the Memorandum (except for financial statements and related notes and auditors' reports thereon, the financial statement schedules and the other financial and accounting data and information included therein or omitted therefrom, as to which such counsel need make no statement), as of the date thereof contained, and as of the Closing Date contains, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Memorandum (except for financial statements and related notes and auditors' reports thereon, the financial statement schedules and the other financial and accounting data and information included therein or omitted therefrom, as to which such counsel need make no statement) contained as of the date thereof, or as of the Closing Date contains, any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Memorandum (except to the extent provided in paragraphs (xix) and (xx) above).

                                                                       EXHIBIT C
                               FORM OF OPINION OF
                        REGULATORY COUNSEL TO THE COMPANY
                    TO BE DELIVERED PURSUANT TO SECTION 8(d)


                  The statements under the captions "Government Regulations" in the Offering Documents, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein are correct in all material respects.

                  Such counsel shall have furnished to the Initial Purchases a written statement, addressed to the Initial Purchasers and dated such Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that (x) in connection with the preparation of the Offering Documents, such counsel have participated in conferences with certain officers, directors and other representatives of the Company, at which the contents of the Offering Documents and related matters were discussed, and (y) based on such participation, no facts have come to the attention of such counsel which lead them to believe that the Offering Documents (except for financial statements and related notes and auditors' reports thereon and other financial and accounting data and information included therein or omitted therefrom as to which such counsel need make no statement), contained as of the date thereof, or as of the Closing Date contains, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Offering Documents (except for financial statements and schedules included therein or omitted therefrom, as to which such counsel need make no statement) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing statement may be qualified by statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents except for the statements made in the Offering Documents under the caption "Government Regulation."